UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 16, 2013

SYNIVERSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8125 Highwoods Palm Way
Tampa, Florida 33647
Telephone: (813) 637-5000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    Amendment to 2011 Equity Incentive Plan

On August 16, 2013, the Board of Directors of Buccaneer Holdings, Inc. (“Holdings”) approved an amendment to the 2011 Equity Incentive Plan of Holdings (the “Plan”) to increase the number of shares of common stock of Holdings available for issuance under the Plan from 9,291,667 to 12,291,667. Under the Plan, directors, employees and consultants of Holdings and its subsidiaries, including Syniverse Holdings, Inc. (the “Company”), may be granted Holdings common stock awards, including options, stock purchase rights, restricted stock or restricted stock units. The purposes of the Plan are (i) to further the growth, development and financial success of the Company by providing additional incentives to employees, consultants and directors who are given responsibility for the management or administration of the Company's business affairs; and (ii) to enable the Company to obtain and retain the services of the type of professional, technical and managerial employees, consultants and directors considered essential to the long-range success of the Company, in both cases by providing these individuals with an opportunity to become owners of the common stock of the Company's parent thereby allowing them to benefit directly from the growth, development and financial success of the Company.

Chief Executive Officer Base Salary Adjustment and Restricted Stock Grant

On August 16, 2013, the Compensation Committee of the Company’s Board of Directors approved an increase to the annual base salary of Mr. Jeffrey S. Gordon, the Company’s president and chief executive officer, from $600,000 to $675,000, effective as of August 19, 2013. The Committee also granted each of Mr. David W. Hitchcock, the Company’s executive vice president and chief financial and administrative officer, and Ms. Laura E. Binion, the Company’s senior vice president and general counsel, 17,241 shares of restricted Holdings common stock that vest ratably over three years beginning on the first anniversary of the grant date, pursuant to the terms and conditions of the Plan and the form of restricted stock award agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: August 21, 2013

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ Laura E. Binion
Name:	Laura E. Binion
Title:	Senior Vice President and General Counsel

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